Exhibit 10.1

LETTER OF INTENT

Between
GREEN ENERGY LIVE, INC.
And
DEAN CAGLE

CONCERNING
STOCK PURCHASE ACQUISITION AGREEMENT OF COMANCHE LIVESTOCK EXCHANGE
LLC BY GREEN ENERGY LIVE, INC.

This Letter of Intent is made this 18th day of December 2008 between Green Energy Live, Inc. (GELV) and Dean Cagle (the "Sole Owner"), sole shareholder of Comanche Livestock Exchange LLC. (CLEI)

This letter allows for the exclusive right of purchase until closing of sale to be executed no later than April 30, 2009. Letter can be extended at consent of both parties.

RECITALS

WHEREAS, Sole Owner have indicated their intention to sell their ownership interests of Contemplated Sale Items:

WHEREAS, GELV have indicated their intention to purchase the Contemplated Sale Items;

NOW THEREFORE, in consideration of furthering their respective business interests. GELV and Sole Owner do hereby agree as follows, with the intention that this Letter of Intent will be binding and be implemented under the contemplated terms of a Definitive Agreements ("Definitive Agreements"). see attached Exhibit .A.

This is a letter of intent and the final terms of the agreement may change as to stilt the findings of the clue diligence, but be in the spirit of the forthcoming items:

1.
The Intentions proposed in this Letter of Intent and Definitive Agreements may change. As the due diligence process continues, both parties may desire cohesively to change the intentions of the transaction. Both parties may do so upon written consent of all parties.

a.
Cooperation in Due Diligence. Sole Owner shall cooperate the due diligence of the Contemplated Sale Items and shall provide all the necessary paperwork to prove their ownership of the Contemplated Sale Items.

b.	Audits If GELV is unsatisfied wish the status or CLEI after the Audit of CLEI is complete, GELV may terminate this Letter of Intent.

c.	Timeline:

i.	January 2009 Filing: GEL files additional shares with the Securities and Exchange Commission ("SEC"). Sec Section 4 of this Letter of Intent.

ii.	Effective Registration 30 to 90 Days after Filing: Waiting for Approval from SEC: for approval of registration of additional shares.

iii.	60 Days from Effective Registration: Approximately 60 days after Effective Registration. GELV shall make the first payment of Total Purchase Price under the Note, See Section 3 of this Letter.

2.	Contemplated Sale Items.

a.	100% of CLEI stock/ownership

b.	100% of CLEI assets, including real property / land (see itemized list attached-)

c.	Ongoing business and profits.

3.
Contemplated Total Estimated Purchase Price in Securities and/or Monies. The contemplated purchase price is One Million Dollars ($1,000,000) ("Total Purchase Price"). It is contemplated that a Promissory Note ("Note"), along with an earnest amount of $50,000, will be used for this purchase.

4.
Conditions for Purchase of Contemplated Sale Items. Sole Owner agrees and represents their understanding that the Definitive Agreements are dependent upon CLEI completing a PCAOB certified financial audit, paid for and handled by GELV, and a GELV successful registration of an additional 20,000,000 GELV common shares with the Securities and Exchange Commission ("SEC."'}.

5.
Formation. CLEI shall be acquired by GELV through a reverse triangular merger. CLEI shall be merged into a subsidiary of GELV. The subsidiary shall he called "GELV Cloud 3, Inc." CLEI shall be the surviving company. Owner Interests in CLEI shall be transferred to GELV. Sole Owner shall be paid the Purchase Price.

6.	Outside Consultant and Audit Costs. Each party shall pay for their own consultant/counsel. GELV shall pay for the Audit costs.

7.
Non-Disclosure of Terms and other Discovered Information. No party shall disclose any and all materiel information to third parties without the other party's approval. Seller shall not engage other potential purchasers once the Audit procedure has started.

                        IN WITNESS WHEREOF, intending to be bound, the parties do hereby execute this Letter of Intent.

"Sole Owner" Dean Cagle		"Buyer" Green Energy Live, Inc.

/s/Dean Cagle	12-22-08	/s/ Karen Clark	January 6, 2009
Dean Cagle	Date	Karen Clark	Date

Exhibit A

"Definitive Agreements"

Stock Acquisition Agreement, with Exhibit E Real Estate Contract
Promissory Note Agreement
Employment Agreement